NEWS RELEASE

FOR IMMEDIATE RELEASE: March 15, 2006	FOR MORE INFORMATION, CONTACT: Mark A. Wendel
(276) 326-9000
First Community Bancshares, Inc. Announces Revised Fourth Quarter and Annual Earnings for the Year
Ended December 31, 2005
Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported that subsequent to the release of its fourth quarter and year ended December 31, 2005, financial results, it made further necessary adjustments to deferred loan fees and origination expenses and its provision for federal and state income taxes.
The adjustment to deferred loan fees and origination expenses was necessary to defer additional costs in accordance with FAS 91. The adjustment resulted in the deferral of an additional $732 thousand in loan origination costs after current year amortization. A significant portion of the additional deferral relates to the costs associated with a promotional home equity (HELOC) program which was launched in the first quarter of 2005. The promotional HELOC program was offered on a “no closing cost” basis with First Community bearing the cost of appraisals and other loan closing costs. Under FAS 91, these costs are to be deferred and amortized over the life of the related loans as a yield adjustment. During 2005, the promotional costs accumulated with respect to the program to an amount which First Community believes requires recognition in the deferral of loan costs under FAS 91. Accordingly, First Community is adjusting its fourth quarter and annual results for 2005 to reflect the deferral of such costs and the associated 2005 amortization of the costs so deferred, along with the related federal and state deferred income tax effect.
The total $440 thousand cost deferral, net of amortization and income taxes was recorded in the fourth quarter of 2005. The most significant adjustments were made to salaries expense and other expense which were reduced on an annual basis by $205 thousand and $648 thousand, respectively, and to income tax expense which was increased by $661 thousand for the full year. The adjustment to the federal and state income tax provisions included a $363 thousand adjustment associated with the realization of a deferred tax asset on certain historic rehabilitation investments. Further review of underlying tax information received for 2005 indicated that basis limitations on First Community’s investment in the real estate partnership would not allow for realization of deferred tax benefits previously associated with the credits. Accordingly, the deferred tax charge and credit to the tax provisions were reversed.
The net effect of all adjustments was an increase to net income of $104 thousand for the fourth quarter and the full year 2005 to $7.2 million and $26.3 million, respectively. Basic earnings per share for the fourth quarter and full year 2005 both increased by $0.01 to $0.64 and $2.34, respectively. Diluted earnings per share also increased $0.01 to $0.64 and $2.32 for the fourth quarter and full year 2005, respectively.
First Community also updated market values on its available for sale securities portfolio at December 31, 2005, resulting in a $921 thousand increase and a corresponding increase of $553 thousand in other comprehensive income, net of the related income tax effect. After properly reclassifying FHLB and FRB stock from securities available for sale to other assets, securities available for sale were $404.4 million at December 31, 2005.
The following schedules present the results of operations and financial position for First Community for the fourth quarter and full year for 2005 as revised and as previously presented.

First Community Bancshares, Inc.		Three Months Ended		Twelve Months Ended
Consolidated Statements of Income		December 31, 2005		December 31, 2005
			Previously		Previously
(Dollars in Thousands, Except Share and Per Share Data)		Revised	Reported	Revised	Reported

Interest	Interest and fees on loans held for investment	$23,720	$23,841	$89,903	$90,024
Income	Interest on securities-taxable	3,322	3,322	11,077	11,077
	Interest on securities-nontaxable	1,854	1,854	7,451	7,451
	Interest on federal funds sold and deposits	341	341	1,077	1,077

	Total interest income	29,237	29,358	109,508	109,629

Interest	Interest on deposits	7,225	7,225	24,030	24,030
Expense	Interest on borrowings	3,380	3,380	11,850	11,850

	Total interest expense	10,605	10,605	35,880	35,880

	Net interest income	18,632	18,753	73,628	73,749
	Provision for loan losses	882	882	3,706	3,706

	Net interest income after provision for loan losses	17,750	17,871	69,922	70,043

Non-Interest	Wealth management income	716	716	2,956	2,956
Income	Service charges on deposit accounts	2,664	2,664	10,095	10,095
	Other service charges, commissions and fees	723	723	2,785	2,785
	Gain on sale of securities	74	74	753	753
	Other operating income	4,804	4,771	5,716	5,683

	Total non-interest income	8,981	8,948	22,305	22,272

Non-Interest	Salaries and employee benefits	7,451	7,656	29,481	29,686
Expense	Occupancy expense of bank premises	992	992	3,903	3,903
	Furniture and equipment expense	867	867	3,319	3,319
	Amortization of intangible assets	102	102	435	435
	Prepayment penalties on FHLB advances	3,794	3,794	3,794	3,794
	Other operating expense	3,470	4,118	14,659	15,307

	Total non-interest expense	16,676	17,529	55,591	56,444

	Income from continuing operations before income taxes	10,055	9,290	36,636	35,871
	Income tax expense continuing operations	2,819	2,158	10,191	9,530

	Income from continuing operations	7,236	7,132	26,445	26,341

	Loss from discontinued operations before tax	(27)	(27)	(233)	(233)
	Income tax benefit from discontinued operations	(11)	(11)	(91)	(91)

	Loss from discontinued operations	(16)	(16)	(142)	(142)

	Net income	$7,220	$7,116	$26,303	$26,199

	Basic earnings per common share (EPS)	$0.64	$0.63	$2.33	$2.32
	Diluted earnings per common share (DEPS)	$0.64	$0.63	$2.32	$2.31
	Basic earnings per common share-continuing operations	$0.64	$0.63	$2.35	$2.34
	Diluted earnings per common share-continuing operations	$0.64	$0.63	$2.33	$2.32
	Weighted Average Shares Outstanding:
	Basic	11,268,496	11,268,496	11,269,258	11,269,258
	Diluted	11,340,526	11,340,526	11,341,804	11,341,804
	For the period:
	Return on average assets	1.44%	1.42%	1.37%	1.36%
	Return on average assets-continuing operations	1.45%	1.43%	1.38%	1.37%
	Return on average equity	14.69%	14.47%	13.79%	13.74%
	Return on average equity-continuing operations	14.72%	14.51%	13.87%	13.81%
	Return on average tangible equity	21.58%	21.27%	20.53%	20.45%
	Return on average tangible equity-continuing operations	21.63%	21.32%	20.64%	20.56%
	Cash dividends per share	$0.255	$0.255	$1.02	$1.02
	At period end:
	Book value per share	$17.29	$17.23	$17.29	$17.23
	Market value	$31.16	$31.16	$31.16	$31.16

First Community Bancshares, Inc.
Balance Sheet
(Unaudited)

	December 31, 2005
		Previously
	Revised	Reported
	(Amounts in Thousands)
Cash and due from banks	$46,872	$46,872
Interest-bearing deposits with banks	10,667	10,667
Securities available for sale	404,381	417,257
Securities held to maturity	24,173	24,173
Loans held for sale	1,274	1,274
Loans held for investment, net of unearned income	1,331,039	1,331,039
Less allowance for loan losses	14,736	14,736

Net loans	1,316,303	1,316,303
Premises and equipment	34,993	34,993
Other real estate owned	1,400	1,400
Interest receivable	10,232	10,232
Intangible assets	61,119	61,119
Other assets	41,069	28,261

Total Assets	$1,952,483	$1,952,551

Deposits:
Demand	$230,542	$230,542
Interest-bearing demand	144,314	144,314
Savings	355,184	355,184
Time	675,904	675,904
Total Deposits	1,405,944	1,405,944

Interest, taxes and other liabilities	16,153	16,877
Federal funds purchased	82,500	82,500
Securities sold under agreements to repurchase	124,154	124,154
FHLB and other indebtedness	129,231	129,231

Total Liabilities	1,757,982	1,758,706

Common stock, $1 par value	11,496	11,496
Additional paid-in capital	108,573	108,573
Retained earnings	82,828	82,725
Treasury stock, at cost	(7,625)	(7,625)
Accumulated other comprehensive income (loss)	(771)	(1,324)

Total Stockholders’ Equity	194,501	193,845

Total Liabilities and Stockholders’ Equity	$1,952,483	$1,952,551

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended December 31, 2005
	Revised			Previously Reported
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in thousands)
Earning Assets:
Loans:
Held for Investment (2)
Taxable	$1,325,231	$23,699	7.09%	$1,325,231	$23,820	7.13%
Tax-Exempt	1,627	33	8.04%	1,627	33	8.04%

Total	1,326,858	23,732	7.10%	1,326,858	23,853	7.13%
Securities Available for Sale:
Taxable	290,546	3,318	4.53%	290,546	3,318	4.53%
Tax-Exempt	149,707	2,358	6.25%	149,707	2,358	6.25%

Total	440,253	5,676	5.11%	440,253	5,676	5.11%
Held to Maturity Securities:
Taxable	394	4	4.03%	394	4	4.03%
Tax-Exempt	24,066	494	8.14%	24,066	494	8.14%

Total	24,460	498	8.08%	24,460	498	8.08%
Interest Bearing Deposits with Banks	34,650	341	3.90%	34,650	341	3.90%
Fed Funds Sold	—	—		—	—

Total Earning Assets	1,826,221	$30,247	6.57%	1,826,221	$30,368	6.60%
Other Assets	156,190			156,190

Total	$1,982,411			$1,982,411

Interest-Bearing Liabilities:
Demand Deposits	$149,318	$106	0.28%	$149,318	$106	0.28%
Savings Deposits	371,081	1,496	1.60%	371,081	1,496	1.60%
Time Deposits	682,573	5,624	3.27%	682,573	5,624	3.27%
Short-term Borrowings (5)	267,450	2,606	3.87%	267,450	2,606	3.87%
Long-term Borrowings	67,467	774	4.55%	67,467	774	4.55%

Total Interest-bearing Liabilities	1,537,889	10,606	2.74%	1,537,889	10,606	2.74%
Demand Deposits	233,955			233,955
Other Liabilities	15,516			15,516
Stockholders’ Equity	195,051			195,051

Total	$1,982,411			$1,982,411

Net Interest Income		$19,641			$19,762
Net Interest Rate Spread (3)			3.83%			3.86%

Net Interest Margin (4)			4.27%			4.29%

(1)	Fully Taxable Equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average interest earning assets.

(5)	FHLB advances are included in short-term borrowings due to quarterly call options.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Twelve Months Ended December 31, 2005
	Revised			Previously Reported
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in thousands)
Earning Assets:
Loans:
Held for Investment (2)
Taxable	$1,299,328	$89,788	6.91%	$1,299,328	$89,909	6.92%
Tax-Exempt	2,692	177	6.58%	2,692	177	6.58%

Total	1,302,020	89,965	6.91%	1,302,020	90,086	6.92%
Securities Available for Sale:
Taxable	262,715	11,062	4.21%	262,715	11,062	4.21%
Tax-Exempt	144,242	9,193	6.37%	144,242	9,193	6.37%

Total	406,957	20,255	4.98%	406,957	20,255	4.98%
Held to Maturity Securities:
Taxable	399	15	3.76%	399	15	3.76%
Tax-Exempt	28,336	2,269	8.01%	28,336	2,269	8.01%

Total	28,735	2,284	7.95%	28,735	2,284	7.95%
Interest Bearing Deposits with Banks	32,100	1,077	3.36%	32,100	1,077	3.36%
Fed Funds Sold	—	—		—	—

Total Earning Assets	1,769,812	$113,581	6.42%	1,769,812	$113,702	6.42%
Other Assets	153,410			153,410

Total	$1,923,222			$1,923,222

Interest-Bearing Liabilities:
Demand Deposits	$152,774	$401	0.26%	$152,774	$401	0.26%
Savings Deposits	368,339	4,309	1.17%	368,339	4,309	1.17%
Time Deposits	661,498	19,321	2.92%	661,498	19,321	2.92%
Short-term Borrowings (5)	272,388	9,721	3.57%	272,388	9,721	3.57%
Long-term Borrowings	33,995	2,129	6.26%	33,995	2,129	6.26%

Total Interest-bearing Liabilities	1,488,994	35,881	2.41%	1,488,994	35,881	2.41%
Demand Deposits	228,781			228,781
Other Liabilities	14,772			14,772
Stockholders’ Equity	190,675			190,675

Total	$1,923,222			$1,923,222

Net Interest Income		$77,700			$77,821

Net Interest Rate Spread (3)			4.01%			4.01%

Net Interest Margin (4)			4.39%			4.40%

(1)	Fully Taxable Equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average interest earning assets.

(5)	FHLB advances are included in short-term borrowings due to quarterly call options.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $1.97 billion bank holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-one full service banking locations, ten loan production offices, and six wealth management offices in the four states of Virginia, West Virginia, North Carolina and Tennessee. First Community Bank, N. A. is also the parent of Stone Capital Management, Inc., a SEC registered investment advisory firm, which offers wealth management and investment advice. The Company also offers wealth management services through its Trust & Financial Services Division, which as of December 31, 2005 manages assets with a market value of $487 million. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ National Market under the symbol “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.